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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    Form 8-A

          FOR REGISTRATION OF CERTAIN OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                            R&G FINANCIAL CORPORATION
 ------------------------------------------------------------------------------
             (Exact name of Registrant as Specified in its charter)


         Puerto Rico                                     66-0532217
---------------------------------------       ---------------------------------
(State of incorporation or organization)      (IRS Employer Identification No.)

280 Jesus T. Pioero Avenue
Hato Rey, San Juan, Puerto Rico                             00918
-----------------------------                  --------------------------
(Address of principal executive offices)       (including zip code)

If this Form relates to the                    If this Form relates to the
registration of a class of                     registration of a class of
securities pursuant to Section                 securities pursuant to Section
12(b) of the Exchange Act and is               12(g) of the Exchange Act and is
effective pursuant to General                  effective pursuant to General
Instruction A. (c), please check               Instruction A. (d), please check
the following box.  [  ]                       the following box.  [x]

Securities Act Registration Statement file number to which this form relates:
333-81214.

       Securities to be registered pursuant to section 12 (b) of the Act:

                                      None

       Securities to be registered pursuant to Section 12 (g) of the Act:

                     Noncumulative Perpetual Monthly Income
                          Preferred Stock, Series D
                     ($25 liquidation preference per share)
                     --------------------------------------
                                (Title of Class)

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ITEM 1. DESCRIPTION OF REGISTRANTS'S SECURITIES TO BE REGISTERED.

                  See "Summary of Certain Terms of the Series D Preferred Stock" of the Preliminary Prospectus included in the Registrant's registration statement on Form S-3, dated January 22, 2002 (Registration No. 333- 81214), which is hereby incorporated by reference.

ITEM 2.           EXHIBITS.
3.1.0             Certificate of Incorporation of R&G financial Corporation (2)
3.1.1             Certificate of Amendment to Certificate of Incorporation of R&G Financial Corporation (1)
3.1.2             Amended and Restated Certificate of Incorporation of R&G Financial Corporation (3)
3.1.3             Amendment to Amended and Restated Certificate of Incorporation of R&G Financial Corporation (4)
3.1.4             Certificate of Resolutions designating the terms of the Series A Preferred Stock(5)
3.1.5             Certificate of Resolutions designating the terms of the Series B Preferred Stock(6)
3.1.6             Certificate of Resolutions designating the terms of the Series C Preferred Stock(7)
3.1.7             Certificate of Resolutions designating the terms of the Series D Preferred Stock(11)
3.2               Bylaws of R&G Financial Corporation (2)
4.0               Specimen of Stock Certificate of R&G Financial Corporation (2)
4.1               Form of Series A Preferred Stock Certificate of R&G Financial Corporation (8)
4.2               Form of Series B Preferred Stock Certificate of R&G Financial Corporation (9)
4.3               Form of Series C Preferred Stock Certificate of R&G Financial Corporation (10)
4.4               Form of Series D Preferred Stock Certificate of R&G Financial Corporation (11)

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(1)      Incorporated by reference from the Registrant's Current Report of Form
         8-K filed with the SEC on December 20, 2001.
(2) Incorporated by reference from the Registration Statement on Form S-1 (Registration No. 333-06245) filed by the Registrant with the SEC on June 18, 1996, as amended.
(3) Incorporated by reference from the Registrant's Current Report on Form 8-K filed with the SEC on November 19, 1999.
(4) Incorporated by reference from the Registrant's Current Report on Form 8-K filed with the SEC on June 12, 2001.
(5) Incorporated by reference from the Registrant's Current Report on Form 8-K filed with the SEC on August 31, 1998
(6) Incorporated by reference from the Registrants' Form 10-K filed with the SEC on April 13, 2000.
(7) Incorporated by reference from Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No. 333-55834), filed with the SEC on march 7, 2001.
(8) Incorporated by reference from the Registrant's Registration Statement on Form S-3 (Registration No. 333-60923), as amended, filed with the SEC on August 7, 1998.
(9) Incorporated by reference from the Registrant's Registration Statement on Form S-3 (Registration No. 333-90463), filed with the SEC on November 5, 1999.
(10) Incorporated by reference from the Registrant's Registration Statement on Form S-3 (File No. 333-55834), filed with the SEC on February 16, 2001.
(11) Incorporated by reference from Registrant's Registration Statement on Form S-3 (File No. 333-81214), filed with the SEC on January 22, 2002.

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                                    SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              R&G FINANCIAL CORPORATION

Date: January 31, 2002                        By:  /s/ Victor J. Galan
                                                   --------------------------
                                                   Victor J. Galan
                                                   Chairman of the Board and
                                                      Chief Executive Officer